EXHIBIT 4.12

DYNEGY INC.,

as Issuer

INDENTURE

Dated as of           , 2014

Wilmington Trust, National Association

as Trustee

		Page

Section 11.10	Waiver of Jury Trials	42
Section 11.11	No Adverse Interpretation of Other Agreements	42
Section 11.12	Successors	42
Section 11.13	Evidence of Ownership	42
Section 11.14	U.S.A. Patriot Act	43
Section 11.15	Severability	43
Section 11.16	Counterpart Originals	43
Section 11.17	Table of Contents, Headings, etc.	43

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.11
310(a)(2)	7.11
310(a)(5)	7.11
310(b)	7.03; 7.11
311	7.03
311(a)	7.12
311(b)	7.12
311(b)(4)	7.03
311(b)(6)	7.03
312(a)	2.07; 4.03
312(b)	11.03
312(c)	11.03
313(a)	7.06
313(b)	7.06
313(b)(2)	7.07
313(c)	7.05; 7.06; 11.02
313(c)(2)	11.02
314	1.01
315(a)	7.02
315(b)	7.02318
315(c)	7.02
315(d)	7.02
318(c)	11.01

*                 This Cross Reference Table is not part of this Indenture.

INDENTURE, dated as of           , 2014, by and between Dynegy Inc., a Delaware corporation, and Wilmington Trust, National Association, as Trustee (as defined below).

The Company (as defined below) desires to the extent set forth herein to provide for the issuance from time to time of its notes, bonds, debentures or other evidences of indebtedness in one or more series up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture.

The execution and delivery of this Indenture has been duly authorized by a Board Resolution (as defined below) of the Company.

All conditions and requirements necessary to make this Indenture a valid, binding and legal instrument of the Company in accordance with its terms have been performed and fulfilled and the execution and delivery hereof has been in all respects duly authorized by the Company.

The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) from time to time of the Securities or of any and all series thereof and of the coupons, if any, appertaining thereto:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01                            Definitions.

For all purposes of this Indenture and of any indenture supplemental hereto, the following terms shall have the respective meanings set forth in this Section.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that Beneficial Ownership of 10% or more of the Voting Stock of a Person will be deemed to be control.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent, additional paying agent, Calculation Agent or transfer agent.

“Authorized Officer” shall mean, with respect to (i) delivering an Officer’s Certificate pursuant to this Indenture, the chief executive officer, the president, the chief financial officer, the treasurer, the assistant treasurer, the principal accounting officer or any other person of the Company having substantially the same responsibilities as the aforementioned officers, and (ii) any other matter in connection with this Indenture, the chief executive officer, chief financial officer, treasurer, the assistant treasurer, general counsel or a responsible financial or accounting officer of the Company.

“Bankruptcy Law” means Title 11, U.S. Code, 11 U.S.C. §§101, et. seq., as amended from time to time, or any similar federal or state or other law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act.

“Board of Directors” means:

(a)                                 with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(b)                                 with respect to a partnership, the board of directors of the general partner of the partnership;

(c)                                  with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(d)                                 with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means one or more resolutions of the Board of Directors of the Company or any authorized committee thereof, certified by the secretary or an assistant secretary of the Company to have been duly adopted and to be in full force and effect on the date of certification, and delivered to the Trustee.

“Business Day” means, unless otherwise provided with respect to a series of Securities, any day other than a Legal Holiday.

“Calculation Agent” means a financial institution appointed by the Company to calculate the interest rate payable in respect of each interest period on any floating rate notes issued pursuant to this Indenture.

“Capital Stock” means:

(a)                                 in the case of a corporation, corporate stock;

(b)                                 in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c)                                  in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(d)                                 any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Company” means Dynegy Inc., and any and all successors thereto.

“Company Order” means a written order signed in the name of the Company by one Officer, which must be the Company’s principal executive officer, principal financial officer or principal accounting officer.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.

“Default” means any event, act or condition which with notice or lapse of time, or both, would (without cure or waiver hereunder) constitute an Event of Default.

“Depositary” means, with respect to the Securities of any series issuable or issued, in whole or in part, in the form of one or more Registered Global Securities, the Person designated as Depositary by the

Company pursuant to Section 2.03 hereof until a successor Depositary replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series shall mean the Depositary with respect to the Registered Global Securities of that series.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Securities of any applicable series mature.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time; provided, however, that if any operating lease would be recharacterized as a capital lease due to changes in the accounting treatment of such operating lease under GAAP since the date of issuance of the Securities of any series, then solely with respect to the accounting treatment of any such leases, GAAP shall be interpreted as it was in effect on the date of issuance of the Securities of such series.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which obligations or guarantees the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Holder” means the registered holder of any Security with respect to Registered Securities and the bearer of any Unregistered Security or any coupon appertaining thereto, as the case may be.

“Indenture” means this Indenture as originally executed and delivered or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture and shall include the forms and terms of the Securities of each series established as contemplated pursuant to Section 2.01 and 2.03 hereof.

“Indirect Participant” means a Person who holds a beneficial interest in a Registered Global Security through a Participant.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person.

“Officer’s Certificate” means a certificate signed on behalf of the Company by an Authorized Officer of the Company that meets the requirements set forth in this Indenture.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 11.05 hereof.  The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee. Each such opinion shall comply with TIA § 314, if applicable.

“Original Issue Date” of any Security (or portion thereof) means the earlier of (a) the date of authentication of such Security or (b) the date of any Security (or portion thereof) for which such Security was issued (directly or indirectly) on registration of transfer, exchange or substitution.

“Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.02 hereof.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Periodic Offering” means an offering of Securities of a series from time to time, the specific terms of which Securities, including, without limitation, the rate or rates of interest, if any, thereon, the stated maturity or maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Company or its agents upon the issuance of such Securities.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Qualifying Equity Interests” means Equity Interests of the Company other than Disqualified Stock.

“Registered Global Security” means a Security evidencing all or a part of a series of Registered Securities, issued to the Depositary for such series in accordance with Section 2.02 hereof, and bearing the legend prescribed in Section 2.02 hereof.

“Registered Security” means any Security registered on the Security Register (as defined in Section 2.05 hereof).

“Responsible Officer” means (i) when used with respect to the Trustee, any vice president, assistant vice president, any assistant secretary, any assistant treasurer, any associate or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers, in each case, who at such time shall have direct responsibility for the administration of this Indenture and, with respect to a particular matter, any other officer of the Trustee to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, and (ii) when used with respect to any other Person, the chief executive officer, chief financial officer, treasurer or general counsel of such person.

“SEC” means the Securities and Exchange Commission or, if at any time after the execution and delivery of this instrument such SEC is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

“Securities Act” means the Securities Act of 1933, as amended.

“Security” or “Securities” means any of the securities, as described in the second paragraph of the recitals hereof, that are authenticated and delivered under this Indenture and, unless the context indicates otherwise, shall include any coupon appertaining thereto.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of indebtedness, the date on which the payment of interest or principal is scheduled to be paid in the documentation governing such indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(a)                                 any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(b)                                 any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Trustee” means Wilmington Trust, National Association, until a successor replaces it in accordance with the provisions of Article VII, and thereafter shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

“Unregistered Security” means any Security other than a Registered Security.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Yield to Maturity” means, as the context may require, the yield to maturity (i) on a series of Securities or (ii) if the Securities of a series are issuable from time to time, on a Security of such series, calculated at the time of issuance of such series in the case of clause (i) or at the time of issuance of such Security of such series in the case of clause (ii), or, if applicable, at the most recent redetermination of interest on such series or on such Security, and calculated in accordance with the constant interest method or such other accepted financial practice as is specified in the terms of such Security.

Section 1.02                            Other Definitions.

Term	Section
Cash Transaction	7.03
Covenant Defeasance	8.03
Event of Default	6.01
Legal Defeasance	8.02
Mandatory Sinking Fund Payment	3.07
Optional Sinking Fund Payment	3.07
Paying Agent	2.05
Payment Default	6.01

record date	2.04
Registrar	2.05
Security Register	2.05
self-liquidating paper	7.03
Sinking Fund Payment Date	3.07
Tranche	2.15

Section 1.03                            Incorporation by Reference of Trust Indenture Act.  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“obligor” on the Securities means the Company and any successor obligor upon the Securities.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04                            Rules of Construction.  Unless the context otherwise requires:

(a)                                 a term has the meaning assigned to it;

(b)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)                                  “or” is not exclusive;

(d)                                 words in the singular include the plural, and in the plural include the singular;

(e)                                  “will” shall be interpreted to express a command;

(f)                                   provisions apply to successive events and transactions; and

(g)                                  references to sections of or rules under the Securities Act and the Exchange Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE II

THE SECURITIES

Section 2.01                            Form and Dating.  The Securities of each series shall be substantially in such form or forms (not inconsistent with this Indenture) as shall be established by or pursuant to one or more Board Resolutions or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law, or with any rules of any securities exchange or usage, all as may be determined by the Officers executing such Securities as evidenced by their execution of the Securities.  Unless otherwise so established, Unregistered Securities shall have coupons attached.  To the extent any provisions of any Security conflict with the express provisions of this Indenture, the provisions of this Indenture shall govern and control.

Section 2.02                            Execution and Authentication.

(a)                                 One Officer must sign the Securities and the coupons appertaining thereto, if any, for the Company by manual, facsimile or .pdf signature.

(b)                                 If an Officer whose signature is on a Security or coupon appertaining thereto no longer holds that office at the time such Security is authenticated, such Security will nevertheless be valid.

(c)                                  A Security will not be valid until authenticated by the manual signature of the Trustee.  The signature will be conclusive evidence that the Security has been authenticated under this Indenture. Unless otherwise specified with respect to a series of Securities, a Security shall be dated the date of its authentication.

(d)                                 At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series having attached thereto appropriate coupons, if any, executed by the Company to the Trustee for authentication together with the applicable documents referred to below in this Section, and the Trustee shall, upon receipt of a Company Order, authenticate such Securities for issuance under this Indenture. Such Company Order may authorize authentication and delivery pursuant to oral or electronic instructions from the Company or its duly authorized agent or agents, which oral instructions shall be promptly confirmed in writing. In authenticating such Securities, the Trustee shall be entitled to receive prior to the authentication of any Securities of such series each of the following, and (subject to Article VII) shall be fully protected in relying upon, unless and until such documents have been superseded or revoked:

(i)                                     a Board Resolution and/or executed supplemental indenture referred to in Section 2.01 and 2.03 hereof by or pursuant to which the forms and terms of the Securities of that series were established;

(ii)                                  a Company Order;

(iii)                               an Officer’s Certificate stating that (A) all covenants and conditions precedent to the issuance, execution, authentication and delivery of the Securities have been complied with, (B) no Default or Event of Default has occurred and is continuing, and (C) setting forth the form or forms and terms of the Securities, stating that the form or forms and terms of the Securities of such series have been, or, in the case of a Periodic Offering, will be when established in accordance with such procedures as shall be referred to therein, established in compliance with this Indenture; and

(iv)                              an Opinion of Counsel substantially to the following effect, which Opinion of Counsel may contain such assumptions, qualifications and limitations as such counsel shall reasonably deem appropriate:  (A) the form or forms and terms of the Securities of such series have been, or, in the case of a Periodic Offering, will be when established in accordance with such procedures as shall be referred to therein, established in compliance with this Indenture and (B) this Indenture and such Securities have been duly authorized and, if executed and authenticated in accordance with the provisions of this Indenture and delivered and duly paid for, will be entitled to the benefits of this Indenture and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding of equity or law).

(e)                                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities.  An authenticating agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders, the Company or an Affiliate of the Company.

(f)                                   Notwithstanding the provisions of Section 2.01 hereof and this Section 2.02, if, in connection with a Periodic Offering, all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Board Resolution or Officer’s Certificate and Opinion of Counsel otherwise required pursuant to this Section at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued; provided that a Company Order shall be delivered in connection with each request to authenticate any Security.

(g)                                  With respect to Securities of a series offered in a Periodic Offering, the Trustee may conclusively rely, as to the authorization by the Company of any of such Securities, the forms and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and the other documents delivered pursuant to this Section, as applicable, in connection with the first authentication of Securities of such series.

(h)                                 If the Company shall establish pursuant to or as contemplated by Section 2.03 hereof that the Securities of a series or a portion thereof are to be issued in the form of one or more Registered Global Securities, then the Company shall execute and the Trustee, upon receipt of a Company Order, shall authenticate and deliver one or more Registered Global Securities in temporary or permanent form that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of all of the Securities of such series issued in such form and not yet cancelled, (ii) shall be registered in the name of the Depositary for such Registered Global Security or Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions and (iv) shall bear a legend substantially to the following effect:

“THIS SECURITY IS A REGISTERED GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

Section 2.03                            Amount Unlimited; Issuable in Series.

(a)                                 The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

(b)                                 There shall be established in or pursuant to a Board Resolution and set forth in an Officer’s Certificate, or established in one or more indentures supplemental hereto, prior to the initial issuance of Securities of any series, subject to the last sentence of this Section 2.03, any or all of the following:

(i)                                     title and aggregate principal amount;

(ii)                                  any applicable subordination provisions for any subordinated Securities;

(iii)                               whether the Securities will be secured or unsecured;

(iv)                              the guarantors, if any, and the terms of any guarantees (including provisions relating to seniority, subordination, security and release of any guarantees);

(v)                                 whether the Securities are exchangeable for other securities;

(vi)                              the price, or prices, expressed as a percentage or percentages of principal amount at which the Securities will be issued;

(vii)                           issue and maturity date(s);

(viii)                        interest rate(s) or the method for determining the interest rate(s);

(ix)                              dates on which interest will accrue or the method for determining dates on which interest will accrue;

(x)                                 dates on which interest will be payable and record dates for the determination of the Holders to which interest will be payable on such payment dates;

(xi)                              the places where payments on the Securities will be payable;

(xii)                           redemption or early repayment provisions;

(xiii)                        authorized denominations;

(xiv)                       form;

(xv)                          amount of discount or premium, if any, with which the Securities will be issued;

(xvi)                       whether the Securities will be issued in whole or in part in the form of one or more Registered Global Securities;

(xvii)                    identity of the Depositary for Registered Global Securities;

(xviii)                 whether a temporary Security is to be issued with respect to a series and whether any interest payable prior to the issuance of definitive Securities of the series will be credited to the account of the persons entitled thereto;

(xix)                       the terms upon which beneficial interests in a temporary Registered Global Security may be exchanged in whole or in part for beneficial interests in a definitive Registered Global Security or for individual definitive Securities;

(xx)                          any covenants applicable to the particular Securities being issued;

(xxi)                       any Defaults and Events of Default applicable to the particular Securities being issued;

(xxii)                    currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such Securities will be payable;

(xxiii)                 time period within which, the manner in which and the terms and conditions upon which the purchaser of the Securities can select the payment currency;

(xxiv)                securities exchange(s) on which the Securities will be listed, if any;

(xxv)                   the Company’s obligation or right to redeem, purchase or repay Securities under a sinking fund, amortization or analogous provision;

(xxvi)                provisions relating to covenant defeasance and legal defeasance;

(xxvii)             provisions relating to satisfaction and discharge of this Indenture;

(xxviii)          provisions relating to the modification of this Indenture both with and without the consent of Holders of Securities issued under this Indenture; and

(xxix)                any other terms of the Securities of such series and guarantees thereof, if any (which terms are not inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of this Indenture with respect to the Securities of such series and guarantees thereof, if any).

(c)                                  Each Depositary designated pursuant to this Section 2.03 must, at the time of its designation and at all times while it serves as Depositary, be either a clearing agency registered under the Exchange Act and any other applicable statute or regulation or a foreign clearing agency regulated by a foreign financial regulatory authority as defined in Section 3(a)(52) of the Exchange Act, including, without limitation, Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme.

(d)                                 All Securities of any one series and coupons, if any, appertaining thereto shall be substantially identical, except (i) in the case of Registered Securities as to date and denomination, (ii) in the case of any Periodic Offering and (iii) as otherwise may be provided by or pursuant to the Board Resolution referred to in clause (b) above or as set forth in any such indenture supplemental hereto.  All Securities of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to such Board Resolution or in any such indenture supplemental hereto and any forms and terms of Securities to be issued from time to time may be completed and established from time to time prior to the issuance thereof by procedures described in such Board Resolution or supplemental indenture.

Section 2.04                            Denomination and Date of Securities; Payments of Interest.

(a)                                 The Securities of each series shall be issuable as Registered Securities or Unregistered Securities in denominations established as contemplated by Section 2.03 hereof or, if not so established with respect to Securities of any series, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The Securities of each series shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the Officers of the Company executing the same may determine, as evidenced by their execution thereof.

(b)                                 The Securities of each series shall bear interest, if any, from the date, and such interest and shall be payable on the dates, established as contemplated by Section 2.03 hereof.

(c)                                  The person in whose name any Registered Security of any series is registered at the close of business on any record date applicable to a particular series with respect to any interest payment date for such series shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer or exchange of such Registered Security subsequent to the record date and prior to such interest payment date.  The term “record date” as used with respect to any interest payment date (except a date for payment of defaulted interest) for the Securities of any series shall mean the date specified as such in the terms of the Registered Securities of such series established as contemplated by Section 2.03 hereof, or, if no such date is so established, the 15th day next preceding such interest payment date, whether or not such record date is a Business Day.

(d)                                 The Company shall promptly deliver to the Trustee following the end of each calendar year a written notice specifying the amount of original issue discount accrued on any outstanding Securities that are Original Issue Discount Securities or otherwise are issued with more than a de minimis amount of original issue discount (as defined in Section 1273(a) of the Internal Revenue Code of 1986, as

amended) for such calendar year, including daily rates and accrual periods, and such other information relating to original issue discount reasonably necessary in order to complete any required tax information reports for such calendar year.

Section 2.05                            Registrar and Paying Agent.

(a)                                 The Company will maintain an office or agency where Securities may be presented for registration, registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”).  The Registrar will keep a register of the Registered Securities and the Holders thereof and of the Registered Securities’ registration, transfer and exchange (the “Security Register”).  The Company may appoint one or more co-registrars, one or more additional Paying Agents and one or more transfer agents with respect to any series of Securities.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent, Registrar or transfer agent without notice to any Holder.  The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  The Company or any of the Company’s Subsidiaries may act as Paying Agent or Registrar.

(b)                                 The Company initially appoints the Trustee to act as the Registrar, Paying Agent and Calculation Agent.

(c)                                  Prior to due presentment for the registration of a transfer of any Registered Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name such Registered Security is registered as the absolute owner of such Registered Security for the purpose of receiving payment of principal of and interest on such Registered Security and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(d)                                 The Trustee, any Agent and the Company may treat the bearer of any Unregistered Security and the bearer of any coupon as the absolute owner of such Unregistered Security or coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Unregistered Security or coupon be overdue, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

Section 2.06                            Paying Agent to Hold Money in Trust.  The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent (i) will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or interest on the Securities and (ii) will notify the Trustee in writing of any default by the Company in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) will have no further liability for the money.  If the Company or a Subsidiary of the Company acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Securities.

Section 2.07                            Holder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and the Company shall otherwise comply with TIA § 312(a).

Section 2.08                            Transfer and Exchange.

(a)                                 Unregistered Securities (except for any temporary global Unregistered Securities) and coupons (except for coupons attached to any temporary global Unregistered Securities) shall be transferable by delivery.

(b)                                 At the option of the Holder thereof,

(i)                                     Registered Securities of any series (other than a Registered Global Security, except as set forth below) may be exchanged for a Registered Security or Registered Securities of such series and like tenor, of any authorized denominations and like aggregate principal amount and maturity, upon surrender of such Registered Securities to be exchanged at the agency of the Company that shall be maintained for such purpose in accordance with Section 2.05 hereof and upon payment, if the Company shall so require, of the charges hereinafter provided;

(ii)                                  if the Securities of any series are issued in both registered and unregistered form, except as otherwise established pursuant to Section 2.03 hereof, Unregistered Securities of any series may be exchanged for Registered Securities of such series and tenor having authorized denominations and an equal aggregate principal amount, upon surrender of such Unregistered Securities to be exchanged at the agency of the Company that shall be maintained for such purpose in accordance with Section 4.02 hereof, with, in the case of Unregistered Securities that have coupons attached, all unmatured coupons and all matured coupons in default thereto appertaining, and upon payment, if the Company shall so require, of the charges hereinafter provided;

(iii)                               if Unregistered Securities of any series, maturity date, interest rate and Original Issue Date are issued in more than one authorized denomination, except as otherwise established pursuant to Section 2.03 hereof, such Unregistered Securities may be exchanged for Unregistered Securities of such series and tenor having authorized denominations and an equal aggregate principal amount, upon surrender of such Unregistered Securities to be exchanged at the agency of the Company that shall be maintained for such purpose in accordance with Section 4.02 hereof, with, in the case of Unregistered Securities that have coupons attached, all unmatured coupons and all matured coupons in default thereto appertaining, and upon payment, if the Company shall so require, of the charges hereinafter provided.

Registered Securities of any series may not be exchanged for Unregistered Securities of such series.  Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee, upon receipt of a Company Order, shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

(c)                                  Upon surrender for registration of transfer of any Registered Security of a series at the agency of the Company that shall be maintained for that purpose in accordance with Section 2.05 hereof and upon payment, if the Company shall so require, of the charges hereinafter provided, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount and maturity.

(d)                                 All Registered Securities presented or surrendered for registration of transfer, exchange, redemption or payment shall (if so required by the Company) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company duly executed by the Holder thereof or his attorney duly authorized in writing.

(e)                                  No service charge shall be made to a Holder of a Security for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.12, 3.07 and 9.05 hereof).

(f)                                   Notwithstanding any other provision of this Section 2.08, unless and until it is exchanged in whole or in part for Securities in definitive registered form, a Registered Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

(g)                                  Registered Global Securities may be exchanged by the Company for Registered Securities of such series in definitive form if:

(i)                                     the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;

(ii)                                  the Company in its sole discretion determines that the Registered Global Securities (in whole but not in part) should be exchanged for Registered Securities in definitive form and delivers an Officer’s Certificate to such effect to the Trustee; or

(iii)                               there has occurred and is continuing a Default or Event of Default with respect to the Securities of the applicable series.

(h)                                 If established by the Company pursuant to Section 2.03 hereof with respect to any Registered Global Security, the Depositary for such Registered Global Security may surrender such Registered Global Security in exchange in whole or in part for Registered Securities of the same series in definitive registered form on such terms as are acceptable to the Company and such Depositary.  Thereupon, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, without service charge,

(i)                                     to each Person specified by such Depositary, new Registered Securities of the same series, of any authorized denominations as requested by such Person, in an aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Registered Global Security; and

(ii)                                  to such Depositary, a new Registered Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Registered Global Security and the aggregate principal amount of Registered Securities authenticated and delivered pursuant to clause (i) above.

(i)                                     Registered Securities issued in exchange for a Registered Global Security pursuant to this Section 2.08 shall be registered in such names and in such authorized denominations as the Depositary for such Registered Global Security, pursuant to instructions from its Participant or Indirect Participants or otherwise, shall instruct the Trustee.  The Trustee shall deliver such Securities to or as directed by the Persons in whose names such Securities are so registered.  The Registered Global Security exchanged shall be canceled by the Trustee.

(j)                                    All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

(k)                                 Notwithstanding anything herein or in the forms or terms of any Securities to the contrary, none of the Company, the Trustee or any agent of the Company or the Trustee shall be required to exchange any Unregistered Security for a Registered Security if such exchange would result in adverse federal income tax consequences to the Company (such as, for example, the inability of the Company to deduct from its income, as computed for federal income tax purposes, the interest payable on the Unregistered Securities) under then applicable United States federal income tax laws.  The Trustee and any such agent shall be entitled to rely on an Officer’s Certificate or an Opinion of Counsel in determining such result.

(l)                                     Neither the Registrar nor the Company shall be required (i) to issue, to register the transfer of or to exchange any Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption and ending at the close of business on the day of selection; (ii) to register the transfer of or to exchange any Securities selected for redemption in whole or in part, except the unredeemed portion of any Securities being redeemed in part; or (iii) to register the transfer of or to exchange a Registered Security between a record date and the next succeeding interest payment date.

(m)                             Neither the Trustee nor any agent of the Trustee shall have any responsibility for any actions taken or not taken by the Depositary.

The Trustee shall have no responsibility or obligation to any Participant or Indirect Participant or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any Participant or Indirect Participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any Participant or Indirect Participant or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities.  All notices and communications to be given to the Holders and all payments to be made to the Holders under the Securities shall be given or made only to or upon the order of the registered holders of the Securities (which shall be the Depositary or its nominee in the case of a Registered Global Security).  The rights of beneficial owners in any Registered Global Security shall be exercised only through the Depositary subject to the customary procedures of the Depositary.  The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Participants or Indirect Participants.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Participants or Indirect Participants in any Registered Global Security) other than to require delivery of such certificates and documentation or evidence as are expressly required by, and to do so if an when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements thereof.

Section 2.09                            Replacement Securities.

(a)                                 If any mutilated Security or a Security with a mutilated coupon appertaining to it is surrendered to the Trustee or the Company, the Company will issue and the Trustee, upon receipt of a Company Order, will authenticate, in exchange for such mutilated Security or in exchange for the Security to which a mutilated coupon appertains, a replacement Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to such mutilated Security or to the Security to which such mutilated coupon appertains.

(b)                                 If the Trustee or the Company receives evidence to its satisfaction of the destruction, loss or theft of any Security or coupon, the Company will issue and the Trustee, upon receipt of a Company Order, will authenticate, in lieu of any such destroyed, lost or stolen Security or in exchange for the Security to which a destroyed, lost or stolen coupon appertains (with all appurtenant coupons not destroyed, lost or stolen), a replacement Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen coupon appertains.

(c)                                  An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Security is replaced.  The Company may charge for its expenses in replacing a Security.

(d)                                 Every replacement Security of any series, with its coupons, if any, is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities of the same series and their coupons, if any, duly issued hereunder.

Section 2.10                            Outstanding Securities.

(a)                                 The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.10 as not outstanding.  Except as set forth in Section 2.11 hereof, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security; however, Securities held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 9.02(a) hereof.

(b)                                 If a Security is replaced pursuant to Section 2.09 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

(c)                                  If the principal amount of any Security is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

(d)                                 If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Securities payable on that date, then on and after that date such Securities will be deemed to be no longer outstanding and will cease to accrue interest.

(e)                                  In determining whether the Holders of the requisite principal amount of the outstanding Securities have concurred in any direction, waiver or consent, the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof pursuant to Section 6.02 hereof.

Section 2.11                            Treasury Securities.                              In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Securities that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded.

Section 2.12                            Temporary Securities.                 Until certificates representing Securities of any series are ready for delivery, the Company may prepare and the Trustee, upon receipt of a Company Order, will authenticate temporary Securities of such series.  Temporary Securities of any series will be substantially in the form of certificated Securities of such series but may have variations that the Company considers appropriate for temporary Securities and as may be reasonably acceptable to the Trustee.  Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Securities of any series in exchange for temporary Securities of such series.

(b)                                 Holders of temporary Securities will be entitled to all of the benefits of this Indenture.

Section 2.13                            Cancellation.  The Company at any time may deliver Securities to the Trustee for cancellation.  The Registrar, Paying Agent and transfer agent will forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else will cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of such canceled Securities in its customary manner.  Certification of the disposition of all canceled Securities will be delivered to the Company at the Company’s written request.  The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.14                            CUSIP Numbers.  The Company in issuing Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.15                            Series May Include Tranches.  A series of Securities may include one or more tranches (each a “tranche”) of Securities, including Securities issued in a Periodic Offering.  The Securities of different tranches may have one or more different terms, including authentication dates and public offering prices, but all the Securities within each such tranche shall have identical terms, including authentication date and public offering price.  Notwithstanding any other provision of this Indenture, with respect to Sections 2.02 (other than clauses (c) and (g) thereof) through 2.04, 2.08, 2.09, 2.12, 3.01through 3.07, 4.02, 6.01 through 6.08, 8.01 through 8.03, 8.06, 9.02,  9.04, 9.05, 10.01 and 10.02 hereof, if any series of Securities includes more than one tranche, all provisions of such sections applicable to any series of Securities shall be deemed equally applicable to each tranche of any series of Securities in the same manner as though originally designated a series unless otherwise provided with respect to such series or tranche pursuant to Section 2.03 hereof.  In particular, and without limiting the scope of the next preceding sentence, any of the provisions of such sections which provide for or permit action to be taken with respect to a series of Securities shall also be deemed to provide for and permit such action to be taken instead only with respect to Securities of one or more tranches within that series (and such provisions shall be deemed satisfied thereby), even if no comparable action is taken with respect to Securities in the remaining tranches of that series.

ARTICLE III

REDEMPTION

Section 3.01                            Applicability of Article.  The provisions of this Article III shall be applicable to the Securities of any series which are redeemable before their maturity or to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 2.03 hereof for Securities of such series.

Section 3.02                            Selection of Securities to Be Redeemed.

If less than all of the Securities of any series are to be redeemed at any time, the Trustee (or Registrar if other than the Trustee) shall select Securities of such series for redemption on a pro rata basis to the extent practicable or by lot or such other similar method in accordance with the procedures of the Depositary, if any, unless otherwise required by law or applicable stock exchange requirements.

In the event of partial redemption by lot, the particular Securities of the series to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption by the Trustee from the outstanding Securities of such series not previously called for redemption.

The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security of a series selected for partial redemption, the principal amount thereof to be redeemed. Securities may be redeemed in principal amounts equal to authorized denominations for Securities of such series; except that if all of the Securities of a series of a Holder are to be redeemed, the entire outstanding amount of Securities of such series held by such Holder may be redeemed, even if not in the authorized denominations for such Security.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities of a series called for redemption also apply to portions of Securities of a series called for redemption.

If a Security of any series is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount of such Security that is to be redeemed.  A new Security of the applicable series in principal amount equal to the unredeemed portion of the original Security shall be issued in the name of the Holder of the Securities of such series upon cancellation of the original Securities.  Securities called for redemption become due on the date fixed for redemption.  On and after the redemption date, interest ceases to accrue on Securities or portions of them called for redemption unless the Company defaults in making the applicable redemption payment.

Section 3.03                            Notice of Redemption.

(a)                                 At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail or delivered electronically, a notice of redemption to each Holder whose Securities are to be redeemed at its registered address, except that redemption notices may be mailed or delivered electronically more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of this Indenture with respect to a series of Securities.

(b)                                 The notice will identify the Securities to be redeemed and will state:

(i)                                     the redemption date;

(ii)                                  the redemption price;

(iii)                               if Securities of any series are being redeemed in part, the portion of the principal amount of such Securities to be redeemed and that, after the redemption date upon surrender of such Securities, a new Security or Securities in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Securities;

(iv)                              the name and address of the Paying Agent;

(v)                                 that Securities called for redemption together with coupons appertaining thereto maturing after the redemption date, if any, must be surrendered to the Paying Agent to collect the redemption price;

(vi)                              that such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case;

(vii)                           that, unless the Company defaults in making such redemption payment, interest on Securities called for redemption ceases to accrue on and after the redemption date;

(viii)                        the paragraph of the Securities and/or section of the Officer’s Certificate or indenture supplemental hereto pursuant to which the Securities are issued pursuant to which the Securities called for redemption are being redeemed;

(ix)                              that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities; and

(x)                                 if such redemption is subject to the satisfaction of one of more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), such redemption may not occur and such notice may be rescinded in the event that any or all of such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the redemption date, or by the redemption date so delayed.

(c)                                  The notice of redemption of Securities of any series to be redeemed at the option of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

(d)                                 Any redemption and notice thereof may, in the Company’s discretion, be subject to the satisfaction of one or more conditions precedent.

Section 3.04                            Effect of Notice of Redemption. Once notice of redemption is mailed or delivered electronically in accordance with Section 3.03 hereof, Securities called for redemption become, subject to any conditions precedent set forth in the notice of redemption, irrevocably due and payable on the redemption date at the redemption price.

Section 3.05                            Deposit of Redemption Price.

One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, accrued interest to but excluding the redemption date, and premium, if any, on all Securities of any series to be redeemed on that date.  Promptly after the Company’s written request, the Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, accrued interest, and premium, if any, on, all Securities to be redeemed.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest will cease to accrue on the Securities or the portions of Securities called for redemption.  If a Registered Security is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Registered Security was registered at the close of business on such record date.  If any Security called for redemption is not so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest or Yield to Maturity (in the case of an Original Issue Discount Security) not paid on such unpaid principal, in each case at the rate provided in the applicable Securities.

If any Security with coupons attached thereto is surrendered for redemption and is not accompanied by all appurtenant coupons maturing after the redemption date, the surrender of such missing coupon or coupons may be waived by the Company and the Trustee, if there be furnished to each of them such security or indemnity as they may require to save each of them harmless.

Section 3.06                            Securities Redeemed in Part.

Upon surrender of a Security of any series that is redeemed in part, the Company shall issue and, upon receipt of a Company Order, the Trustee shall authenticate for the Holder at the expense of the Company a new Security or Securities of such series (with any unmatured coupons attached), of authorized denominations, equal in principal amount to the unredeemed portion of the Security surrendered.

Section 3.07                            Mandatory and Optional Sinking Funds.

(a)                                 The provisions of this Section shall be applicable to any sinking fund for the retirement of Securities of any series except as otherwise specified in the Officer’s Certificate or indenture supplemental hereto for such Securities.  The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “Mandatory Sinking Fund Payment,” and any payment in excess of such minimum amount provided for by the terms of the Securities of any series is herein referred to as an “Optional Sinking Fund Payment.”  The date on which a sinking fund payment is to be made is herein referred to as the “Sinking Fund Payment Date.”  If provided for by the terms of any Securities, the cash amount of any sinking fund payment may be subject to reduction as provided in clause (b) below.  Each sinking fund payment shall be applied to the redemption of Securities as provided for by the terms of such Securities.

(b)                                 The Company (i) may deliver outstanding Securities of a series (other than any previously called for redemption) and (ii) may apply as a credit Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted Optional Sinking Fund Payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to any Securities of such series required to be made pursuant to the terms of such Securities as and to the extent provided for by the terms of such Securities; provided that the Securities to be so credited have not been previously so credited.  The Securities to be so credited shall be received and credited for such purpose by the Trustee at the redemption price, as specified in the Securities so to be redeemed, for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

(c)                                  Not less than 60 days prior to each Sinking Fund Payment Date for any Securities, the Company will deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing sinking fund payment for such Securities pursuant to the terms of such Securities, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities pursuant to clause (b) above and will also deliver to the Trustee any Securities to be so delivered.  Not less than 30 days prior to each such Sinking Fund Payment Date, the Trustee shall select the Securities to be redeemed upon such Sinking Fund Payment Date in the manner specified in Section 3.03 hereof and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 3.03 hereof.  Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Section 3.03 hereof.

Section 3.08                            Calculation of Redemption Price. The Trustee shall have no obligation to calculate the redemption price of any Security.

ARTICLE IV

COVENANTS

Unless otherwise specified as contemplated by Section 2.03, the covenants contained in this Article IV shall be applicable to the Securities of any series.

Section 4.01                            Payment of Securities.  The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Securities of a series on the dates and in the manner provided in the Securities of such series.  Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m.  Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

Section 4.02                            Maintenance of Office or Agency.

(a)                                 The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Securities of any series may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Securities of such series and this Indenture may be served.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

(b)                                 The Company may also from time to time designate one or more other offices or agencies where the Securities of a series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)                                  The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.05 hereof.

Section 4.03                            Reports.

(a)                                                                                 Whether or not required by the SEC’s rules and regulations, so long as Securities of any series are outstanding, the Company shall furnish to the Trustee, within the time periods (including any extensions thereof) specified in the SEC’s rules and regulations:

(i)                                     all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports; and

(ii)                                  all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

All such reports shall be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports.  Each annual report on Form 10-K will include a report on the Company’s consolidated financial statements by the Company’s independent registered public accounting firm.  In addition, the Company shall file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing).  To the extent such filings are made with the SEC, the reports shall be deemed to have been furnished to the Trustee and Holders of the Securities.  The Company agrees that it shall not take any action for the purpose of causing the SEC not to accept any such filings.

If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company shall (i) post the reports referred to in the preceding paragraph on its website with no password protection within the time periods that would apply if the Company were required to file those reports with the SEC, (ii) not later than ten Business Days after the time the Company posts its quarterly and annual reports on its website, hold a quarterly conference call to discuss the information contained in such reports and (iii) no fewer than two Business Days prior to the date of the conference call required to be held in accordance with clause (ii) above, issue a press release to appropriate U.S. wire services announcing the time and date of such conference call and either including all information necessary to access the call or directing the Holders or Beneficial Owners of, and prospective investors in, the Securities of any series and securities analysts and market makers to contact an individual at the Company (for whom contact information shall be provided in such press release) to obtain the information on how to access such conference call.

(b)                                 Delivery of any reports, information and documents to the Trustee pursuant to this Section 4.03 will be for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under this Indenture or documents related thereto.

Section 4.04                            Compliance Certificate.

(a)                                 The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officer’s Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Securities of a series is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b)                                 So long as any of the Securities of any series are outstanding, the Company shall deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05                            Holders’ Lists.  The Company shall furnish to the Trustee at least seven Business Days before each interest payment date of a series of Securities and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of such series and the Company shall otherwise comply with TIA § 312(a); provided, however, that so long as the Trustee shall be the Registrar, such lists shall not be required to be furnished.

ARTICLE V

CONSOLIDATION, MERGER OR SALE OF ASSETS

Section 5.01                            Merger, Consolidation or Sale of Assets.  The Company may not, directly or indirectly:  (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(a)                                 either:

(i)                                     the Company is the surviving corporation; or

(ii)                                  the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided that if the Person is a partnership or limited liability company, then a corporation wholly-owned by such Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia that does not and will not have any material assets or operations shall become a co-issuer of the Securities pursuant to a supplemental indenture executed by the Trustee;

(b)                                 the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under this Indenture and the Securities pursuant to documents in such form as are reasonably satisfactory to the Trustee; and

(c)                                  immediately after such transaction, no Default or Event of Default exists.

In addition, the Company shall not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

This Section 5.01 shall not apply to:

(a)                                 a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction or forming a direct holding company of the Company; and

(b)                                 any sale, transfer, assignment, conveyance, lease or other disposition of assets between or among the Company and its Subsidiaries, including by way of merger or consolidation.

Section 5.02                            Successor Corporation Substituted.  Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of, interest, premium on the Securities except in the case of a sale of all of the Company’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.01                            Events of Default.  Each of the following is an “Event of Default” with respect to the Securities of any series:

(a)                                 default for 30 days in the payment when due of interest on the Securities of such series;

(b)                                 default in payment when due of the principal of, or premium, if any, on the Securities of such series;

(c)                                  failure by the Company to comply with any covenant in this Indenture (other than a default specified in clause (a) or (b) above) for 60 days after written notice by the Trustee or Holders of at least 25% in principal amount of the Securities of such series;

(d)                                 default under any document evidencing any indebtedness for borrowed money by the Company, whether such indebtedness now exists or is created after the date of issuance of the Securities of such series, if that default:

(i)                                     is caused by a failure to pay principal when due at final (and not any interim) maturity on or prior to the expiration of any grace period provided in such indebtedness (a “Payment Default”); or

(ii)                                  results in the acceleration of such indebtedness prior to its express maturity (without such acceleration having been rescinded, annulled or otherwise cured),

and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated (without such acceleration having been rescinded, annulled or otherwise cured), aggregates $100.0 million or more; provided that this clause (d) shall not apply to (i) secured indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such indebtedness and (ii) any indebtedness that is required to be converted into Qualifying Equity Interests upon the occurrence of certain designated events so long as no payments in cash or otherwise are required to be made in accordance with such conversion;

(e)                                  (i) a court of competent jurisdiction (A) enters an order or decree under any Bankruptcy Law that is for relief against the Company in an involuntary case; (B) appoints a custodian for all or substantially all of the property of the Company; or (C) orders the liquidation of the Company and, in each of clauses (A), (B) or (C), the order, appointment or decree remains unstayed and in effect for at least 60 consecutive days; or (ii) the Company, pursuant to or within the meaning of Bankruptcy Law (A) commences a voluntary case; (B) consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a custodian of it or for all or substantially all of its property; or (D) makes a general assignment for the benefit of its creditors; or

(f)                                   any other Event of Default established pursuant to Section 2.03 hereof with respect to the Securities of such series occurs.

Section 6.02                            Acceleration.  In the case of an Event of Default pursuant to Section 6.01(e) hereof, the Securities of any series that are outstanding will become due and payable immediately without further action or notice.  If any other Event of Default with respect to the Securities of any series then outstanding occurs and is continuing, then, and in each such case, except for any series of Securities the principal of which shall have already become due and payable, the Trustee or the Holders of at least 25% in principal amount of the Securities of any such series that are outstanding (each such series treated as a separate class) may declare the entire principal (or, if the Securities of any such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series established pursuant to Section 2.03 hereof) of all Securities of such series to be due and payable immediately.

For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared or become due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled as provided in Section 6.03 hereof, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest or premium, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.

Section 6.03                            Waiver of Past Defaults.  Holders of not less than a majority in aggregate principal amount of the then outstanding Securities of any series affected (voting as a single class) by notice to the Trustee may on behalf of the Holders of all of the Securities of such series waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, any Security; provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Securities of any series affected (voting as a single class) may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.04                            Control by Majority.  Holders of a majority in principal amount of the Securities of any series affected (voting as a single class) that are then outstanding may direct the Trustee in its exercise of any trust or power.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or the affected Securities or, subject to Sections 7.01 and 7.02 hereof, that the Trustee determines is unduly prejudicial to the rights of other Holders of Securities of the affected series or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may withhold from Holders of the Securities notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest.

Section 6.05                            Limitations on Suits.  In case an Event of Default occurs and is continuing with respect to the Securities of any series, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any Holders of the Securities of such series unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense.  Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Security may pursue any remedy with respect to this Indenture unless:

(a)                                 such Holder has previously given the Trustee notice that an Event of Default is continuing;

(b)                                 Holders of at least 25% in aggregate principal amount of the Securities of such series affected that are then outstanding have requested the Trustee to pursue the remedy;

(c)                                  such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(d)                                 the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(e)                                  Holders of a majority in aggregate principal amount of Securities of such affected series then outstanding have not given the Trustee a direction inconsistent with such request within such 60-day period.

Section 6.06                            Collection Suit by Trustee.  If an Event of Default with respect to the Securities of any series specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount (or such portion thereof as specified in the terms established pursuant to Section 2.03 hereof of Original Issue Discount Securities) of principal of, premium, if any, and interest remaining unpaid on the Securities of such series and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel. The Trustee may maintain a proceeding even if it does not possess any of the Securities of any series affected or does not produce any of them in the proceeding.

Section 6.07                            Priorities.  If the Trustee collects any money or property pursuant to this Article VI in respect of the Securities of any series, it shall pay out the money or property in the following order:

FIRST:  to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof with respect to such series of Securities, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

SECOND:  to Holders of Securities of the applicable series for amounts due and unpaid on such Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities of such series for principal, premium, if any, and interest, respectively; and

THIRD:  to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Securities pursuant to this Section 6.07

Section 6.08                            Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the

Company, its Subsidiaries or its or their respective creditors or properties and, unless prohibited by law or applicable regulations, may be entitled and empowered to participate as a member of any official committee of creditors appointed in such matter and may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any custodian or other party making payment in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07 hereof.  No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

ARTICLE VII

TRUSTEE

Section 7.01                            Duties of Trustee.

(a)                                 If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                 Except during the continuance of an Event of Default:

(i)                                     the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)                                  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, with respect to certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)                                  The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)                                     this Section 7.01(c) does not limit the effect of Section 7.01(b) hereof;

(ii)                                  the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)                               the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.04 hereof, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of any series.

(d)                                 No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.

(e)                                  The Trustee will not be liable for interest on or the investment of any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

Section 7.02                            Rights of Trustee.  Subject to TIA §§ 315(a) through (d):

(a)                                 The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both.  The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.  The Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)                                  The Trustee may act through its attorneys and agents and will not be responsible for the misconduct, negligence or failure to act of any attorney or agent appointed with due care.

(d)                                 The Trustee will not be liable for any action it takes, suffers or omits to take in good faith that it believes to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(e)                                  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(f)                                   The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against the losses, liabilities and expenses that might be incurred by the Trustee in compliance with such request or direction.

(g)                                  In no event shall the Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h)                                 The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the series of the Securities affected and this Indenture.

(i)                                     The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder as Registrar and Paying Agent, and each Agent and other Person employed to act hereunder.

(j)                                    The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(k)                                 Notwithstanding any provision herein to the contrary, in no event shall the Trustee be liable for any failure or delay in the performance of its obligations under this Indenture because of circumstances beyond its control, including, but not limited to, nuclear or natural catastrophes or acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Indenture, inability to obtain material, equipment, or communications or computer (software and hardware) facilities, or the failure of equipment or interruption of utilities, communications or computer (software and hardware) facilities, and other causes beyond its control whether or not of the same class or kind as specifically named above.

(l)                                     The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(m)                             The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

Section 7.03                            Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11 hereof. The Trustee is further subject to TIA §§ 310(b) and 311, and the rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation its right to be compensated, reimbursed, and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each Agent and other Person employed to act hereunder.  For purposes of TIA § 311(b)(4) and (6), the following terms shall have the following meanings:

(a)                                 “Cash Transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b)                                 “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Section 7.04                            Trustee’s Disclaimer.  The Trustee will not be responsible for and makes no representation as to the validity or adequacy of any offering materials, this Indenture or any Securities, it shall not be accountable for the Company’s use of the proceeds from any Securities or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in any Securities or any other document in connection with the sale of such Securities or pursuant to this Indenture other than its certificate of authentication.

Section 7.05                            Notice of Defaults.  If a Default or Event of Default occurs and is continuing with respect to the Securities of any series and if it is known to the Trustee, the Trustee will mail or deliver electronically to Holders of the Securities of such series a notice of the Default or Event of Default within 90 days after it occurs in the manner and to the extent provided in TIA § 313(c).  Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, Securities of any series, the Trustee may and shall be protected in withholding the notice if and so long as it in good faith determines that withholding the notice is in the interests of the Holders of the Securities of such series.

Section 7.06                            Reports by Trustee to Holders.  Within 60 days after each calendar year following the date of this Indenture, and for so long as Securities of any series remain outstanding, the Trustee will mail or deliver electronically to the Holders a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted).  The Trustee also will comply with TIA § 313(b), and transmit by mail or deliver electronically all reports in the manner required by TIA § 313(c). A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the SEC and with the Company.

Section 7.07                            Compensation and Indemnity.

(a)                                 The Company shall pay to the Trustee from time to time reasonable compensation, as agreed in writing from time to time, for its acceptance and administration of this Indenture and services hereunder.  The Trustee’s compensation will not be limited by any law on compensation of a Trustee of an express trust.  The Company shall reimburse the Trustee promptly upon request for all reasonable and documented disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses will include the reasonable and documented compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)                                 The Company will indemnify the Trustee and hold it harmless from and against any and all losses, liabilities, claims, damages, costs or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties or the exercise of its rights under this Indenture, including the reasonable and documented costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its own gross negligence or bad faith or willful misconduct.  The Trustee will notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company will not relieve the Company of its obligations hereunder.  The Company shall defend the claim and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel.  The Company does not need to pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

(c)                                  When the Trustee incurs expenses or renders services after an Event of Default specified in clause (e) of Section 6.01 hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(d)                                 The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable.

(e)                                  The Company’s obligations under this Section 7.07 shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture, any termination of this Indenture, including any termination or rejection of this Indenture in any insolvency or similar proceeding, and the repayment of all the Securities.

Section 7.08                            Replacement of Trustee.

(a)                                 A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in Section 7.09 hereof.

(b)                                 The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Company in writing.  The Holders of a majority in aggregate principal amount of the then outstanding Securities of any series may remove the Trustee with respect to the Securities of such series by so notifying the Trustee and the Company in writing not less than 30 days prior to the effective date of such removal.  The Company may remove the Trustee if:

(i)                                     the Trustee fails to comply with Section 7.11 hereof;

(ii)                                  the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii)                               a custodian or public officer takes charge of the Trustee or its property; or

(iv)                              the Trustee becomes incapable of acting.

(c)                                  If the Trustee resigns or is removed with respect to the Securities of any series or if a vacancy exists in the office of Trustee with respect to the Securities of any series for any reason, the Company will promptly appoint a successor Trustee with respect to the Securities of such series.  Within one year after the successor Trustee takes office with respect to the Securities of any series, the Holders of a majority in aggregate principal amount of the then outstanding Securities of such series may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d)                                 If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring or removed Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Securities of any affected series may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)                                  If the Trustee, after written request by a Holder of the Securities of any series who has been a Holder for at least six months, fails to comply with Section 7.11 hereof, such Holder may petition at the expense of the Company any court of competent jurisdiction for the removal of the Trustee with respect to the Securities of any affected series and the appointment of a successor Trustee.

Section 7.09                            Acceptance of Appointment by Successor.

(a)                                 In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed will deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture with respect to any and all applicable series of Securities.  The successor Trustee will mail or deliver electronically a notice of its succession to Holders of the Securities of any applicable series. The retiring Trustee will promptly transfer all property held by it as Trustee to such successor Trustee.

(b)                                 The retiring Trustee shall have no responsibility or liability for any action or inaction of a successor Trustee.

(c)                                  In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (ii) shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee will become effective to the extent provided therein, and each successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

Section 7.10                            Successor Trustee by Merger, etc.  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including this transaction) to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.11                            Eligibility; Disqualification.  There will at all times be a Trustee hereunder that is an entity organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust powers, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5).  The Trustee is subject to TIA§ 310(b).

Section 7.12                            Preferential Collection of Claims Against the Company.  The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE VIII

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01                            Option to Effect Legal Defeasance or Covenant Defeasance.  The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Securities of any series upon compliance with the conditions set forth below in this Article VIII.

Section 8.02                            Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Securities of such series on the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities of such series, which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (i) and (ii) below, and to have satisfied all their other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(i)                                     the rights of Holders of outstanding Securities of such series to receive payments in respect of the principal of, or interest or premium, if any, and on such Securities when such payments are due from the trust referred to in Section 8.04 hereof;

(ii)                                  the Company’s obligations with respect to such Securities under Article II and Section 4.02 hereof;

(iii)                               the rights, powers, trusts, duties, indemnities and immunities of the Trustee hereunder, and the Company’s obligations in connection therewith; and

(iv)                              this Article VIII.

Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03                            Covenant Defeasance.  Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under Sections 4.03, 4.04 and 4.05 hereof with respect to the outstanding Securities of the applicable series on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Securities of such series will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that Securities of such series will not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities of the applicable series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this

Indenture and Securities of such series shall be unaffected thereby.  In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) and 6.01(d) hereof shall not constitute Events of Default.

Section 8.04                            Conditions to Legal or Covenant Defeasance.

(a)                                 In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(i)                                     the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Securities of the applicable series, cash in U.S. dollars, non-callable Government Securities or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay the principal of, or interest and premium on the then outstanding Securities of such series on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Securities of such series are being defeased to maturity or to a particular redemption date;

(ii)                                  in the case of Legal Defeasance, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of issuance of the Securities of the applicable series, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the Securities of such series that are then outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(iii)                               in the case of Covenant Defeasance, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the then outstanding Securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(iv)                              no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(v)                                 such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(vi)                              the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Securities of the applicable series over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(vii)                           the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05                            Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.  Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Securities of any series shall be held in trust and applied by the Trustee, in accordance with the provisions of the Securities of such series and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

Notwithstanding anything in this Article VIII to the contrary, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)(i) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06                            Repayment to Company.  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) will be discharged from such trust; and the Holder of such Security will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 8.07                            Reinstatement.  If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities with respect to the Securities of any series in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities of such series will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Security of such series following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01                            Without Consent of Holders of Securities.  Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement the Securities of any series or this Indenture with respect to such series without the consent of any Holder of Securities of such series:

(a)                                 to cure any ambiguity, defect or inconsistency;

(b)                                 to provide for uncertificated Securities in addition to or in place of certificated Securities;

(c)                                  to provide for the assumption of the Company’s obligations to Holders of Securities in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets;

(d)                                 to make any change that would provide any additional rights or benefits to the Holders of Securities of such series or that does not adversely affect the legal rights under this Indenture of any such Holder;

(e)                                  to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(f)                                   to conform the text of this Indenture or the Securities of any series to any provision of a description of such Securities in the prospectus or prospectus supplement or other document relating to the offering of such Securities to the extent that such provision was intended to be a verbatim or substantially verbatim recitation of a provision of this Indenture or the Securities of such series;

(g)                                  modify or delete any provision of this Indenture, but only if the change or deletion becomes effective when there are no outstanding Securities of any series which are entitled to the benefit of such provision as to which such modification or deletion would apply;

(h)                                 to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee pursuant to the requirements thereof; or

(i)                                     to provide for the issuance of additional Securities in accordance with the limitations set forth in this Indenture.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Sections 11.04 and 9.06 of this Indenture the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02                            With Consent of Holders of Securities.

(a)                                 Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture and the Securities of any series with the consent of the Holders of at least a majority in principal aggregate amount of the applicable Securities then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Securities of any applicable series), and, subject to Section 6.03 hereof, any existing Default or

Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or interest on the Securities of any series, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Securities of any series may be waived with the consent of the Holders of a majority in principal aggregate amount of the applicable Securities then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Securities of any applicable series).  Section 2.10 hereof shall determine which Securities are considered to be “outstanding” for purposes of this Section 9.02.

(b)                                 Upon the request of the Company accompanied by a resolution of its Board of Directors and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Securities of the applicable series as aforesaid, and upon receipt by the Trustee of the documents described in Sections 11.04 and 9.06 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture.

(c)                                  It is not necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it is sufficient if such consent approves the substance thereof.

(d)                                 After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail or deliver electronically to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail or deliver electronically such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.  Subject to Sections 6.03 hereof, the Holders of a majority in aggregate principal amount of the Securities of any series affected then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities of such affected series.  However, without the consent of each Holder of outstanding Securities of any series affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Securities held by a non-consenting Holder):

(i)                                     reduce the principal amount of any Securities of such series whose Holders must consent to an amendment, supplement or waiver;

(ii)                                  reduce the principal of or change the fixed maturity of any Securities of such series or alter the provisions with respect to the redemption of such Securities (other than provisions relating to any covenant requiring the Company to make an offer to repurchase such Securities upon a change of control or similar event and provisions relating to the number of days’ notice to be given in the event of a redemption);

(iii)                               reduce the rate of or change the time for payment of interest on any Securities of such series;

(iv)                              waive a Default or Event of Default in the payment of principal of, or interest or premium on any Securities of such series (except a rescission of acceleration of such Securities by the Holders of a majority in aggregate principal amount of the Securities of such series and a waiver of the payment default that resulted from such acceleration);

(v)                                 make any Security payable in currency other than that stated in the Securities of such series;

(vi)                              make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Securities of such series to receive payments of principal of, or interest or premium on such Securities;

(vii)                           waive a redemption payment with respect to Securities of any series (other than a payment required by any covenant requiring the Company to make an offer to repurchase such Securities upon a change of control or similar event); or

(viii)                        make any change in Section 9.02 hereof, as to the Securities, or in the foregoing amendment and waiver provisions.

(e)                                  A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of Holders of Securities of such series with respect to such covenant or provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series or of the coupons appertaining to such Securities.

Section 9.03                            Compliance with Trust Indenture Act.  Every amendment or supplement to this Indenture or the Securities will be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04                            Revocation and Effect of Consents.  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder of such Security and every subsequent Holder of such Security or portion of such Security that evidences the same debt as the Security of the consenting Holder, even if notation of the consent is not made on such Security.  However, any such Holder of a Security or subsequent Holder of a Security may revoke the consent as to its Security if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05                            Notation on or Exchange of Securities.  The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Security thereafter authenticated.  The Company in exchange for all Securities of any series may issue and the Trustee shall, upon receipt of a Company Order, authenticate new Securities of such series that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Security will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06                            Trustee to Sign Amendments, etc.  The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Company may not sign an amended or supplemental indenture until the Board of Directors of the Company approves it.  In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE X
SATISFACTION AND DISCHARGE

Section 10.01                     Satisfaction and Discharge.  This Indenture will be discharged and will cease to be of further effect as to all Securities of any series issued hereunder, when:

(a)                                 either:

(i)                                     all Securities of such series that have been authenticated, except lost, stolen or destroyed Securities of such series that have been replaced or paid and Securities of such series for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(ii)                                  all Securities of such series that have not been delivered to the Trustee for cancellation have become due and payable by reason of the distribution of a notice of redemption or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities or a combination of cash in U.S. dollars and non-callable Government Securities, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Securities of such series not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b)                                 no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound;

(c)                                  the Company has paid or caused to be paid all sums payable by it under this Indenture with respect to the Securities of such series; and

(d)                                 the Company has delivered irrevocable written instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Securities of such series at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section 10.01, the provisions of Section 10.02 hereof and Section 8.06 hereof will survive.  In addition, nothing in this Section 10.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 10.02                     Application of Trust Money.  Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 10.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the applicable Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 10.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the applicable Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE XI

MISCELLANEOUS

Section 11.01                     Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties will control.

Section 11.02                     Notices.

Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier, email or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company:

Dynegy Inc.

601 Travis Street

Suite 1400

Houston, Texas 77002
Telecopier No.: (713) 507-6588

Email: Catherine.Callaway@dynegy.com
Attention:  General Counsel

With a copy to:
White & Case LLP

1155 Avenue of the Americas

New York, New York 10036

Telecopier No.: (212) 354-8113

Email: gkashar@whitecase.com

Attention: Gary Kashar, Esq.

If to the Trustee:

Wilmington Trust, National Association

1100 N. Market Street

Wilmington, Delaware 19890

Telecopier No.: (212) 343-1079

Email: btrayger@WilmingtonTrust.com

Attention: Dynegy Administrator

The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; when sent, without automatic reply that such transmission was unsuccessful, if emailed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be delivered electronically or mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery or emailed to such Holders who have filed their names and addresses with the Trustee pursuant to TIA § 313(c)(2) at such addresses as were so furnished to the Trustee and to Holders of Registered Securities at their addresses as they shall appear on the Security Register. Any notice or communication will also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA.  Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is delivered or mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company delivers a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 11.03                     Communication by Holders of Securities with Other Holders of Securities.

Holders of the Securities of any series may communicate pursuant to TIA § 312(b) with other Holders of such series with respect to their rights under this Indenture or the applicable Securities.  The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 11.04                     Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a)                                 an Officer’s Certificate in form and substance satisfactory to the Trustee (which must include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)                                 an Opinion of Counsel in form and substance satisfactory to the Trustee (which must include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 11.05                     Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include substantially:

(a)                                 a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)                                  a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)                                 a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 11.06                     Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Agents may make reasonable rules and set reasonable requirements for their respective functions.

Section 11.07                     No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under any Securities, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Securities by accepting a Security waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Securities.  The waiver may not be effective to waive liabilities under the federal securities laws.

Section 11.08                     Governing Law.

(a)                                 THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b)                                 Each party hereto irrevocably and unconditionally submits to the jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan, New York County and of the United States District Court of the Southern District of New York sitting in the Borough of Manhattan, and any appellate court from any jurisdiction thereof, in any action or proceeding arising out of or relating to this Indenture or the Securities, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court.  Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Indenture shall affect any right that any party hereto otherwise have to bring any action or proceeding relating to this Indenture against any party hereto or its properties in the courts of any jurisdiction.

(c)                                  Each party hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Indenture in any court referred to in Section 11.08(b) hereof.  Each party hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)                                 Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 11.02 hereof, such service to be effective upon receipt.  Nothing in this Indenture will affect the right of any party hereto to serve process in any other manner permitted by law.

Section 11.09                     Waiver of Immunity.

To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or execution, on the ground of sovereignty or otherwise) with respect to itself or its property, it hereby irrevocably waives, to the fullest extent permitted by applicable law, such immunity in respect of its obligations under this Indenture and the Securities.

Section 11.10                     Waiver of Jury Trials.

ALL PARTIES HERETO HEREBY IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 11.11                     No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.12                     Successors.

All agreements of the Company in this Indenture and the Securities will bind its successors.  All agreements of the Trustee in this Indenture will bind its successors.

Section 11.13                     Evidence of Ownership. The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the Holder of any Unregistered Security and the Holder of any coupon as the absolute owner of such Unregistered Security or coupon (whether or not such Unregistered Security or coupon shall be overdue) for the purpose of receiving payment thereof or on account thereof and for all other purposes, and neither the Company, the Trustee, nor any agent of the Company or the Trustee shall be affected by any notice to the contrary. The fact of the holding by any Holder of an Unregistered Security, and the identifying number of such Security and the date of his holding the same, may be proved by the production of such Security or by a certificate executed by any trust company, bank, banker or recognized securities dealer wherever situated satisfactory to the Trustee, if such certificate shall be deemed by the Trustee to be satisfactory. Each such certificate shall be dated and shall state that on the date thereof a Security bearing a specified identifying number was deposited with or exhibited to such trust company, bank, banker or recognized securities dealer by the person named in such certificate. Any such certificate may be issued in respect of one or more Unregistered Securities specified therein. The holding by the person named in any such certificate of any Unregistered Securities specified therein shall be presumed to continue for a period of one year from the date of such certificate unless at the time of any determination of such holding (1) another certificate bearing a later date issued in respect of the same Securities shall be produced or (2) the Security specified in such certificate shall be produced by some other Person or (3) the Security specified in such certificate shall have ceased to be outstanding. Subject to Article VII, the fact and date of the execution of any such instrument and the amount and numbers of Securities held by the Person so executing such instrument may also be proven in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in any other manner which the Trustee may deem sufficient.

The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the person in whose name any Registered Security shall be registered upon the Security Register for such series as the absolute owner of such Registered Security (whether or not such Registered Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, premium or interest on such Registered Security and for all other purposes; and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

Section 11.14                     U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 11.15                     Severability.

In case any provision in this Indenture or in the Securities is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 11.16                     Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy will be an original, but all of them together represent the same agreement.

Section 11.17                     Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

[Signature Page Follows]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

DYNEGY INC.

Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

Name:
Title:

[Dynegy Base Indenture Signature Page]